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                                                                   Exhibit 10.56

                            FIFTH AMENDMENT TO LEASE


         This Fifth Amendment to Lease is entered into this 22nd day of April, 1998, between ROGER KUSKE ("Lessor") and GRAFALLOY CORPORATION ("Lessee") with reference to the following facts:

                                    RECITALS

         A. Lessor (by virtue of an Assignment and Assumption Agreement) and Lessee (also by virtue of an Agreement of Assignment and Assumption) are parties to a Standard Industrial/Commercial Single-Tenant Lease-Net dated July 21, 1993 and to Amendments dated August 31, 194, March 5, 1996, February 24, 1997, and August 29, 1997, respectively (the "Lease"), pursuant to which lessee has leased that certain improved real property commonly known as 1020 North Marshall Avenue, El Cajon, California ("the Property").

         B. The Lessor and Lessee desire to extend the term of the Lease, provide the Lessee with an option to expand the space included in the Property and to modify the Base Rent.

         NOW THEREFORE, in consideration of the mutual promises and covenants between the parties, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Lessor and Lessee agree as follows:

         1. Term. The Term of the Lease shall be extended up to and including September 30, 1999 ("Expiration Date").

         2. Base Rent. Commencing on October 1, 1998, the Base Rent payable under the Lease, as amended, shall be adjusted to sixteen thousand dollars ($16,000.00) per month, net, net, net.

         3. Option to Extend. Prior to December 31, 1998, Lessee shall have the option to extend the term of this Lease until September 30, 2003, provided that:

          a. Lessor must receive written notice from Lessee of Lessee's intent to exercise this option by 5:00 p.m. on December 31, 1998;

          b. The square footage of the space included in the Property shall be increased to approximately 33,200 square feet not less than sixty (60) days after Lessor's receipt of Lessee's notice or later than March 1, 1999;

          c. The Base Rent for the first year following the delivery of the additional space to lessee shall be increased to $18,260.00 per month, net, net, net; and

          d. The Base Rent shall be increased annually on the anniversary of the delivery of the additional space at the rate of four percent (4%) per annum.



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         4. All other terms of the Lease shall remain in full force and effect.

LESSOR:

/s/   Roger Kuske
    --------------------------------
      Roger Kuske

LESSEE:

GRAFALLOY CORPORATION

/s/   William M. Gerhart
------------------------------------
By:  William M. Gerhart
Its:  President


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